Exhibit 4.1

AMENDMENT NO. 6
TO
THIRD AMENDED AND RESTATED PRECIOUS METALS AGREEMENT
THIS AMENDMENT NO. 6 TO THIRD AMENDED AND RESTATED PRECIOUS METALS AGREEMENT (this “Amendment”) is made as of April 10, 2015, by and among THE BANK OF NOVA SCOTIA, a Canadian chartered bank (the “Metal Lender”); MATERION CORPORATION (f/k/a Brush Engineered Materials Inc.), an Ohio corporation (“BEM”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. (f/k/a Williams Advanced Materials Inc.), a New York corporation (“WAM”); MATERION TECHNICAL MATERIALS INC. (f/k/a Technical Materials, Inc.), an Ohio corporation (“TMI”); MATERION BRUSH INC. (f/k/a Brush Wellman Inc.), an Ohio corporation (“BWI”); MATERION TECHNOLOGIES INC. (f/k/a Zentrix Technologies Inc.), an Arizona corporation (“ZTI”); MATERION BREWSTER LLC (f/k/a Williams Acquisition, LLC), a New York limited liability company d/b/a Pure Tech (“Pure Tech”); MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION (f/k/a Thin Film Technology, Inc.), a California corporation (“TFT”); MATERION LARGE AREA COATINGS LLC (f/k/a Techni-Met, LLC), a Delaware limited liability company (“TML”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. (f/k/a Academy Corporation), a New Mexico corporation (“AC”); MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC (f/k/a Academy Gallup, LLC), a New Mexico limited liability company (“AG”); and such other Subsidiaries of BEM who may from time to time become parties by means of their execution and delivery with the Metal Lender of a Joinder Agreement under the Precious Metals Agreement (as defined below). BEM, WAM, TMI, BWI, ZTI, Pure Tech, TFT, TML, AC, AG and such Subsidiaries are herein sometimes referred to collectively as the “Customers” and each individually as a “Customer”.
WITNESSETH:
WHEREAS, the Metal Lender and the Customers are parties to a certain Third Amended and Restated Precious Metals Agreement, effective as of October 1, 2010, as amended by that certain Amendment No. 1, dated as of March 31, 2011, that certain Amendment No. 2, dated as of August 18, 2011, that certain Amendment No. 3, dated as of October 17, 2011, that certain Amendment No. 4, dated as of September 13, 2013, and that certain Amendment No. 5, dated as of January 13, 2015 (as amended, the “Precious Metals Agreement”); and
WHEREAS, the parties hereto desire to amend the list of Approved Refiners/Fabricators under the Precious Metals Agreement as hereinafter provided;
NOW, THEREFORE, for value received and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Precious Metals Agreement and agree, effective as of the date first written above, as follows:
1.Amendment. Schedule 1 (Approved Locations) of the Precious Metals Agreement is hereby amended and restated in its entirety to read as set forth in Annex I hereto.
2.Representations and Warranties. To induce the Metal Lender to enter into this Amendment, each Customer hereby represents and warrants to the Metal Lender that: (a) such Customer has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby; (b) the making and performance by such Customer of this Amendment do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it; (c) this Amendment has been duly executed and delivered by such Customer and constitutes the legal, valid and binding obligation of such Customer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except as the same may be subject to general principles of equity; and (d) on and as of the date hereof, after giving effect to this Amendment, no Default or Event of Default exists under the Precious Metals Agreement.
3.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.
4.Integration. The Precious Metals Agreement, as amended hereby, together with the other Precious Metal Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by the Precious Metals Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by the Precious Metals Agreement, as amended hereby, and no party is relying on any promise, agreement or understanding not set forth in the Precious Metals Agreement, as amended hereby. The Precious Metals Agreement, as amended hereby, may not be amended or modified except by a written instrument describing such amendment or modification executed by the Customers and the Metal Lender. The parties hereto agree that this Amendment shall in no manner affect or impair the liens and security interests evidenced or granted by the Precious Metals Agreement or in connection therewith.
5.Ratification. Except as amended hereby, the Precious Metals Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.
6.Signatures. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by electronic transmission shall be effective as an in hand delivery of an original executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first written above.

CUSTOMERS:
MATERION CORPORATION By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNICAL MATERIALS INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary	MATERION BRUSH INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Vice President, Treasurer and Secretary
MATERION TECHNOLOGIES INC. By: /s/ Michael C. Hasychak Michael C. Hasychak Chief Financial Officer and Secretary	MATERION BREWSTER LLC By: /s/ Michael C. Hasychak Michael C. Hasychak Treasurer
MATERION PRECISION OPTICS AND THIN FILM COATINGS CORPORATION By: /s/ Gary W. Schiavoni Gary W. Schiavoni Secretary	MATERION LARGE AREA COATINGS LLC By: /s/ Gary W. Schiavoni Gary W. Schiavoni Asst. Secretary and Asst. Treasurer
MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES CORP. By: /s/ Gary W. Schiavoni Gary W. Schiavoni Asst. Secretary and Asst. Treasurer	MATERION ADVANCED MATERIALS TECHNOLOGIES AND SERVICES LLC By: /s/ Donald G. Klimkowicz Donald G. Klimkowicz Manager
METAL LENDER:
THE BANK OF NOVA SCOTIA By: /s/ Bimaldas Name: Bimaldas Title: Managing Director	By: /s/ Karl Hernstein Name: Karl Hernstein Title: Directors

ANNEX I
SCHEDULE 1
APPROVED LOCATIONS

Approved Domestic Locations
Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2978 Main Street Buffalo, New York 14214	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 300 Lamberton Road Windsor, Connecticut 06095
Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2080 Lockport Road Wheatfield, New York 14304	Materion Large Area Coatings LLC (f/k/a Techni-Met, LLC) 30 East Newberry Rd. Bloomfield, Connecticut 06002
Materion Brewster LLC (f/k/a Williams Acquisition, LLC) 42 Mt. Ebo Road South Brewster, New York 10509	Cerac, inc. (a Materion Advanced Materials Technologies and Services site) 404-407 N. 13th St. and 1316 W. St. Paul St. Milwaukee, Wisconsin 53233
Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 14710 W. Portage River South Rd. Elmore, Ohio 43416-9502	Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 3500 Thomas Rd, Suite C Santa Clara, California 95054
Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 6905 Washington Avenue NE Albuquerque, New Mexico 87109	Materion Brush Inc. (f/ka/ Brush Wellman Inc.) 27555 College Park Drive Warren, Michigan 48088
Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5520 Midway Park Place NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5531 Midway Park Place NE Albuquerque, New Mexico 87109
Materion Technical Materials Inc. (f/k/a Technical Materials, Inc.) 5 Wellington Road Lincoln, Rhode Island 02865	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5941 Midway Park Place NE Albuquerque, New Mexico 87109

Approved Foreign Locations
Materion Advanced Materials Technologies and Services Far East Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 110 Paya Lebar Road #02-01 Singapore Warehouse Singapore 409009	Materion Czech S.R.O. (f/k/a OMC Scientific, Czech S.R.O) Prumyslova ul. 440 01 Louny Czech Republic
Materion Advanced Materials Technologies and Services Far East Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 10 Arumugan Rd. Lion Industrial Bldg. Singapore Warehouse Singapore 4099957	Seagate 1 Disc Drive Springtown Industrial Estate Londonderry, Northern Ireland BT48 OBF United Kingdom

Materion Advanced Materials Technologies and Services Taiwan Co. Ltd. (f/k/a Williams Advanced Materials Technology Taiwan Co., Ltd.) No. 19 Zhongxing 1st St. Luzhu Shiang, Taoyuan County Taiwan, ROC	Materion Advanced Materials Technologies and Services Suzhou Ltd. (f/k/a Williams Advanced Materials (Suzhou) Ltd.) No. 28, Su Tong Road Suzhou Industrial Park China 215021
Materion Ireland Holdings Limited (f/k/a OMC Scientific Holdings Limited) Ballysimon Road Limerick, Ireland	Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) - Philippines Bldg. 8365 Argionaut Highway Cubi Pt. Subic Bay Freeport Zone Philippines 2222
Materion Advanced Materials Technologies and Services Far East Pte. Ltd. (f/k/a Williams Advanced Materials Far East PTE Ltd.) 28 Woodlands Loop #10-00 Singapore 738308
Approved Refiners / Fabricators
Coining of America 280 Midland Avenue Saddle Brook, New Jersey 07663	Johnson Matthey Limited 130 Glidden Road Brampton, Ontario, Canada L6W 3M8
Sigmund Cohn Corp. 121 South Columbus Avenue Mount Vernon, New York 10553	Johnson Matthey Orchard Road Royston, Hertfordshire, England SG8 5HE
Sofield Mfg. 2 Main Street Ridgefield Park, New Jersey 07660	Johnson Matthey 2001 Nolte Drive West Deptford, New Jersey 08066
NuTec Metal Joining Products 12999 Plaza Drive Cleveland, Ohio 44193	Rohm & Haas Electric Materials LLC 272 Buffalo Avenue Freeport, New York 11520
BASF Catalysts, LLC 554 Engelhard Drive Seneca, South Carolina 29679	Sabin Metal Corp. 300 Pantigo Place East Hampton, New York 11937
Heraeus Metal Processing, Inc. 13429 Alondra Blvd. Santa Fe Springs, California 90670	Seagate Technology 7801 Computer Ave. Bloomington, MN 55435
Marian, Inc. 1011 East Saint Clair Street Indianapolis, Indiana 46202	Marian, Inc. 2787 South Freeman Road Monticello, Indiana 47960
Mastermelt America LLC 319 Industrial Park Road Sweetwater, Tennessee 37847 (With a value (determined in accordance with Section 2.2 of the Agreement) not in excess of $2,000,000.)	Ohio Precious Metals LLC 16064 Beaver Pike Jackson, OH 45640
United Precious Metal Refining, Inc. 2781 Townline Road Alden, NY 14004
Approved Subconsignees and Approved Subconsignee Locations
Honeywell 830 Arapaho Road Richardson, Texas 75081	International Rectifier a Hexfet America Facility 41915 Business Park Drive Temecula, California 92590
Triquint Semiconductor 500 W. Renner Road Richardson, Texas 75083-3938	International Rectifier Cardiff Road Newport South Wales, England NP10 8YJ

Triquint Semiconductor 2300 N.E. Brookwood Pkwy. Hillsboro, Oregon 97124	Hewlett Packard 1055 NE Circle Blvd. Chemical Storage Building Corvallis, OR 97330
Triquint Semiconductor 1818 Highway 441, S Apopka, Florida 32703	PPG Industries 400 Park Drive, Works #6 Carlisle, Pennsylvania 17013
PPG Industries 7400 Central Freeway Wichita Falls, Texas 76306	PPG Industries 4004 Fairview Industrial Drive SE, Works #12 Salem, Oregon 97302
Cree, Inc. 4600 Silicon Drive Durham, North Carolina 27703
Approved Storage Facility Locations
Materion Advanced Materials Technologies and Services Inc. (f/k/a Williams Advanced Materials Inc.) 2978 Main Street Buffalo, New York 14214	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5531 Midway Park Place NE Albuquerque, New Mexico 87109
Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 6905 Washington Avenue NE Albuquerque, New Mexico 87109	Materion Advanced Materials Technologies and Services Corp. (f/k/a Academy Corporation) 5941 Midway Park Place NE Albuquerque, New Mexico 87109